											Exhibit 99 (a)
Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2015

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2015	2014	2013	2012	2011	Anchor / Significant Tenants

Shopping Centers
Ashburn Village	Ashburn, VA		221,273	1994/00/01/02/06	26.4	94%	93%	93%	91%	90%	Giant Food, Hallmark Cards, McDonald's, Burger King, Dunkin Donuts, Kinder Care
Ashland Square Phase I	Dumfries, VA		23,120	2007	2.0	100%	100%	100%	100%	100%	Capital One Bank, CVS Pharmacy, The All American Steakhouse
Beacon Center	Alexandria, VA		358,071	1972 (1993/99/07)	32.3	100%	100%	100%	100%	100%	Lowe's Home Improvement Center, Giant Food, Outback Steakhouse, Marshalls, Hancock Fabrics, Home Goods, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave's, Chipotle, Subway
BJ's Wholesale Club	Alexandria, VA		115,660	2008	9.6	100%	100%	100%	100%	100%	BJ's Wholesale Club
Boca Valley Plaza	Boca Raton, FL		121,269	2004	12.7	97%	93%	91%	81%	78%	Publix, Wachovia Bank, Jaco Hybrid Training, Subway
Boulevard	Fairfax, VA		49,140	1994 (1999/09)	5.0	98%	95%	100%	100%	100%	Panera Bread, Party City, Petco
Briggs Chaney MarketPlace	Silver Spring, MD		194,347	2004	18.2	99%	99%	99%	100%	100%	Safeway, Ross Dress For Less, Family Dollar, Advance Auto Parts, McDonald's, Wendy's, Chuck E. Cheese's
Broadlands Village	Ashburn, VA		174,734	2003/4/6	24.0	94%	94%	88%	86%	86%	Safeway, The All American Steakhouse, Bonefish Grill, Dollar Tree, Starbucks, Subway
Countryside Marketplace	Sterling, VA		137,662	2004	16.0	91%	92%	86%	92%	92%	Safeway, CVS Pharmacy, Starbucks, McDonald's, 7-Eleven
Cranberry Square	Westminster, MD		141,450	2011	18.9	97%	98%	95%	91%	N/A	Giant Food, Staples, Party City, Pier 1 Imports, Jos. A. Bank, Wendy's, Giant Gas Station, Mattress Discounters
Cruse MarketPlace	Cumming, GA		78,686	2004	10.6	88%	81%	84%	90%	86%	Publix, Subway, Orange Theory
Flagship Center	Rockville, MD		21,500	1972, 1989	0.5	100%	100%	100%	100%	100%	Capital One Bank
French Market	Oklahoma City, OK		244,718	1974 (1984/98)	13.8	99%	100%	94%	94%	98%	Burlington Coat Factory, Bed Bath & Beyond, Petco, The Tile Shop, Staples, Lakeshore Learning Center, Dollar Tree
Germantown	Germantown, MD		27,241	1992	2.7	100%	81%	81%	86%	82%	Jiffy Lube, CVS Pharmacy
730/750 N. Glebe Road	Arlington, VA		18,874	2014/15	2.3	100%	N/A	N/A	N/A	N/A	Rosenthal Mazda
The Glen	Woodbridge, VA		136,440	1994 (2005)	14.7	94%	97%	98%	98%	97%	Safeway Marketplace, The All American Steakhouse, Panera Bread, Five Guys, Chipotle
Great Eastern	District Heights, MD		255,398	1972 (1995)	31.9	73%	74%	74%	98%	98%	Pep Boys, No Excuse Workout, Room Style Furniture
Great Falls Center	Great Falls, VA		91,666	2008	11.0	99%	98%	95%	97%	93%	Safeway, CVS Pharmacy, Capital One Bank, Starbucks, Subway
Hampshire Langley	Takoma Park, MD		131,700	1972 (1979)	9.9	100%	100%	100%	97%	100%	Expo E Mart, Radio Shack, Starbucks, Chuck E. Cheese's, Sardi's Chicken, Kool Smiles
Hunt Club Corners	Apopka, FL		101,522	2006	13.9	94%	97%	94%	94%	94%	Publix, Walgreens, Radio Shack, Hallmark
Jamestown Place	Altamonte Springs, FL		96,341	2005	10.9	90%	89%	88%	92%	92%	Publix, Carrabas Italian Grill
Kentlands Square I	Gaithersburg, MD		114,381	2002	11.5	100%	100%	100%	100%	100%	Lowe's Home Improvement Center, Chipotle
Kentlands Square II	Gaithersburg, MD		247,783	2011	23.4	99%	99%	96%	96%	N/A	Giant Food, Kmart, Party City, Panera Bread, Not Your Average Joe's, Payless Shoes, Hallmark, Chick-Fil-A, Coal Fire Pizza, Brasserie Beck, Cava Mezza Grill, Zengo Cycle
Kentlands Place	Gaithersburg, MD		40,648	2005	3.4	93%	100%	100%	100%	93%	Elizabeth Arden's Red Door Salon, Bonefish Grill, Subway

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2015

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2015	2014	2013	2012	2011	Anchor / Significant Tenants

Shopping Centers (continued)
Lansdowne Town Center	Leesburg, VA		189,422	2006	23.4	98%	93%	95%	93%	93%	Harris Teeter, CVS Pharmacy, Panera Bread, Not Your Average Joe's, Starbucks, Capital One Bank, Pike's Fish House, Blu Vino
Leesburg Pike Plaza	Baileys Crossroads, VA		97,752	1966 (1982/95)	9.4	100%	96%	100%	95%	100%	CVS Pharmacy, Party Depot, FedEx Kinko's, Verizon Wireless
Lumberton Plaza	Lumberton, NJ		192,718	1975 (1992/96)	23.3	91%	94%	93%	80%	66%	Aldi, Rite Aid, Virtua Health Center, Radio Shack, Family Dollar, Retro Fitness, Big Lots, Burger King
Metro Pike Center	Rockville, MD		67,488	2010	4.6	80%	92%	91%	79%	91%	McDonald's, Jennifer Convertibles, Dunkin Donuts, 7-Eleven, Mattress Warehouse
Shops at Monocacy	Frederick, MD		109,144	2004	13.0	97%	98%	93%	86%	90%	Giant Food, Giant Gas Station, Panera Bread, Starbucks, Five Guys, California Tortilla, Firehouse Subs, Comcast
Northrock	Warrenton, VA		99,789	2009	15.4	94%	90%	82%	81%	75%	Harris Teeter, Longhorn Steakhouse, Ledo's Pizza, Capital One Bank, Jos. A Bank
Olde Forte Village	Ft. Washington, MD		143,577	2003	16.0	97%	98%	97%	93%	91%	Safeway, Advance Auto Parts, Dollar Tree, Radio Shack, McDonald's, Wendy's, Ledo's Pizza
Olney	Olney, MD		53,765	1975 (1990)	3.7	91%	94%	94%	93%	97%	Rite Aid, Olney Grill, Ledo's Pizza, Popeye's, Sardi's Fusion Restaurant
Orchard Park	Dunwoody, GA		87,365	2007	10.5	98%	97%	92%	90%	92%	Kroger, GNC, Subway, Pacific Dental
Palm Springs Center	Altamonte Springs, FL		126,446	2005	12.0	98%	98%	98%	95%	94%	Albertson's, Duffy's Sports Grill, Toojay's Deli, The Tile Shop
Ravenwood	Baltimore, MD		93,328	1972 (2006)	8.0	99%	94%	96%	90%	91%	Giant Food, Starbucks
11503 Rockville Pk / 5541 Nicholson Ln	Rockville, MD		40,249	2010 / 2012	3.0	63%	63%	70%	100%	100%	Staples, Casual Male
1500/1580/1582/1584 Rockville Pike	Rockville, MD		110,128	2012/2014	10.3	90%	100%	81%	N/A	N/A	Party City, CVS Pharmacy, Sheffield Furniture
Seabreeze Plaza	Palm Harbor, FL		146,673	2005	18.4	93%	97%	91%	98%	95%	Publix, Earth Origins Health Food, Petco, Planet Fitness, Vision Works, My Salon Suites
Marketplace at Sea Colony	Bethany Beach, DE		21,677	2008	5.1	95%	95%	91%	90%	92%	Seacoast Realty, Armand's Pizza, Candy Kitchen, Turquoise Restaurant, Touch of Italy
Seven Corners	Falls Church, VA		573,730	1973 (1994-7/07)	31.6	99%	100%	100%	100%	100%
The Home Depot, Shoppers Food & Pharmacy, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, Ski Chalet, G Street Fabrics, Off-Broadway Shoes, JoAnn Fabrics, Dress Barn, Starbucks, Dogfishhead Ale House, Red Robin Gourmet Burgers, Chipotle, Wendy's, Burlington Coat Factory

Severna Park Marketplace	Severna Park, MD		254,174	2011	20.6	100%	100%	100%	100%	N/A	Giant Food, Kohl's, Office Depot, A.C. Moore, Goodyear, Chipotle, McDonald's, Jos. A. Bank, Radio Shack, Atlanta Bread Company, Five Guys, Unleashed (Petco)
Shops at Fairfax	Fairfax, VA		68,762	1975 (1993/99)	6.7	100%	96%	100%	100%	95%	Super H Mart
Smallwood Village Center	Waldorf, MD		174,749	2006	25.1	72%	72%	74%	70%	63%	Safeway, CVS Pharmacy, Family Dollar
Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2015

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2015	2014	2013	2012	2011	Anchor / Significant Tenants

Shopping Centers (continued)
Southdale	Glen Burnie, MD		484,035	1972 (1986)	39.6	96%	88%	97%	93%	94%	The Home Depot, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, Gallo Clothing, Office Depot, The Tile Shop, Mercy Personal Physicians
Southside Plaza	Richmond, VA		371,761	1972	32.8	98%	98%	98%	93%	93%	Community Supermarket, Maxway, Citi Trends, City of Richmond, McDonald's, Burger King, Kool Smiles, Hibachi Grill
South Dekalb Plaza	Atlanta, GA		163,418	1976	14.6	95%	93%	88%	89%	89%	Maxway, Big Lots, Emory Clinic, Deal$ (Dollar Tree), Shoe Land
Thruway	Winston-Salem, NC		362,456	1972 (1997)	30.5	97%	95%	95%	92%	90%
Harris Teeter, Trader Joe's, Stein Mart, Talbots, Hanes Brands, Jos. A. Bank, Bonefish Grill, Chico's, Ann Taylor Loft, Rite Aid, FedEx Kinkos, Plow & Hearth, New Balance, Aveda Salon, Christies Hallmark, Carter's Kids, McDonald's, Chick-Fil-A, Wells Fargo Bank, Francesca's Collections, Great Outdoor Provision Company, White House / Black Market, Soma

Village Center	Centreville, VA		146,032	1990	17.2	97%	98%	99%	98%	93%	Giant Food, Tuesday Morning, Starbucks, McDonald's, Pet Supplies Plus, Bikram Yoga
Westview Village	Frederick, MD		97,145	2009	11.6	97%	90%	83%	72%	51%	Sleepy's, Music & Arts, Firehouse Subs, CiCi's Pizza, Café Rio, Five Guys, Regus
White Oak	Silver Spring, MD		480,676	1972 (1993)	27.9	99%	100%	100%	100%	99%	Giant Food, Sears, Walgreens, Boston Market, Sarku, Capital One Bank
	Total Shopping Centers	(3)	7,900,083		759.9	95.4%	94.9%	94.3%	92.4%	91.5%

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2015

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2015	2014	2013	2012	2011	Anchor / Significant Tenants

Mixed-Use Properties
Avenel Business Park	Gaithersburg, MD		390,683	1981-2000	37.1	89%	92%	85%	80%	81%	General Services Administration, Gene Dx, Inc., Molecular Transfer, Inc.
Clarendon Center-North Block	Arlington, VA		108,387	2010	0.6	96%	96%	96%	86%	86%	Pete's New Haven Pizza, AT&T, Four Sisters Grill, Airline Reporting Corporation
Clarendon Center-South Block	Arlington, VA		104,894	2010	1.3	100%	100%	100%	99%	57%	Trader Joe's, Circa, Burke & Herbert Bank, Bracket Room, Cannon Design, Winston Partners, Keppler Speakers Bureau, ECG Management Co., Leadership Institute, Capital One
Clarendon Center Residential-South Block (244 units)			188,671	2010		99%	100%	100%	98%	92%
Crosstown Business Center	Tulsa, OK		197,127	1975 (2000)	22.4	85%	81%	81%	87%	87%	Roxtec, Keystone Automotive, Freedom Express, Direct TV, Auto Panels Plus
601 Pennsylvania Ave.	Washington, DC		227,021	1973 (1986)	1.0	98%	94%	95%	95%	96%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Freedom Forum, Pharmaceutical Care Management Assn., Capital Grille
Washington Square	Alexandria, VA		236,376	1975 (2000)	2.0	94%	86%	89%	85%	80%
Vanderweil Engineering, Freeman Decorating Services, Tauri Group, Cooper Carry, Bank of America, Marketing General, Alexandria Economic Development, Trader Joe's, Fed Ex Kinko's, Talbots, Teaism Restaurant, Starbucks, Cardinal Bank

	Total Mixed-Use Properties	(3)	1,453,159		64.4	92.6%	90.3%	89.0%	83.8%	80.8%	(2)

	Total Portfolio	(3)	9,353,242		824.3	95.0%	94.2%	93.6%	91.1%	89.8%	(2)

Land and Development Parcels
Ashland Square Phase II	Manassas, VA			2004	17.3	Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.
Park Van Ness	Washington, DC			1973/2011	1.4	Construction of a 271-unit residential project with street-level retail is currently in process.
New Market	New Market, MD			2005	35.5	Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.
	Total Development Properties				54.2

(1)
Percentage leased is a percentage of rentable square feet leased for commercial space and a percentage of units leased for apartments. Includes only operating properties owned as of March 31, 2015. As such, prior year totals do not agree to prior year tables.

(2)	Total percentage leased is for commercial space only.
(3)
Prior year leased percentages for Total Shopping Centers, Total Mixed-Use Properties and Total Portfolio have been recalculated to exclude the impact of properties sold or removed from service and, therefore, the percentages reported in this table may be different than the percentages previously reported.